UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  September 20, 2009


                                CON-WAY INC.
           (Exact name of Registrant as specified in its charter)


               Delaware                   1-5046           94-1444798
   (State or other jurisdiction of     (Commission        (IRS Employer
            incorporation)             File Number)    Identification No.)


          2855 Campus Drive, Suite 300, San Mateo, California 94403 (Address of principal executive offices, including zip code)

                               (650) 378-5200
            (Registrant's telephone number, including area code)

                                     N/A
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

On September 20, 2009, the Board of Directors of Con-way Inc. (the "Company") approved amendments to Article II, Section 2 and Article III, Section 11 of the Company's By-laws, effective immediately.

The By-law amendments:

(i) clarify various provisions that require advance notice of shareholder proposals and nomination of directors;

(ii) impose additional disclose requirements on shareholders who propose to bring business before a shareholders' meeting or nominate directors for election at a shareholders' meeting, including the identification of both the record and beneficial owners of their shares and of any derivative instruments or other arrangements relating to the shares; and

(iii)revise the time periods for shareholders to give advance notice of their intention to bring business before a meeting or to nominate directors, from not less than 90 nor more than 120 days before the anniversary date of the most recent annual meeting to not less than 120 nor more than 150 days before the anniversary date of the meeting.

The text of the By-laws as amended is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Exhibit Description

3.2            By-laws of Con-way Inc. as amended September 20, 2009


                        SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CON-WAY INC.


                                      /s/ Jennifer W. Pileggi
                                     --------------------------
Date: September 22, 2009             Name:  Jennifer W. Pileggi
                                     Title: Executive Vice President,
                                            General Counsel and Secretary